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                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022



                                                           November 19, 1997



PRT Group Inc.
342 Madison Avenue, 11th Floor
New York, New York  10173


          Re:  PRT Group Inc. Registration
               Statement on Form S-1

Ladies and Gentlemen:


     We have acted as special counsel to PRT Group Inc., a Delaware corporation (the "Company"), in connection with (a) the public offering by certain stockholders of the Company (the "Selling Stockholders") of (i) up to 1,250,000 shares (the "Outstanding Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock"), and (ii) up to 190,000 shares (the "Conversion Shares") of Common Stock issuable upon conversion of up to 258,000 shares (the "Preferred Shares") of the Company's Series A Convertible Preferred Stock, par value $.01 per share (in each case including shares of Common Stock to be sold to cover over-allotments) and (b) the issuance and sale by the Company of up to 3,850,000 shares of Common Stock (the "Company Shares").


     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-1 (Registration No. 333-36169) as filed with the Securities and Exchange Commission (the

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PRT Group Inc.
November 19, 1997
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"Commission") on September 23, 1997 under the Act, Amendment No. 1 thereto filed with the Commission on October 29, 1997, Amendment No. 2 thereto filed with the Commission on November 13, 1997 and Amendment No. 3 thereto filed with the Commission on the date hereof (as so amended, the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into among the Company, the Selling Stockholders, and Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, UBS Securities LLC and Punk, Ziegel & Company L.P., as representatives of the underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Common Stock; (iv) the Certificate of Incorporation of the Company, as presently in effect, and the form of Amended and Restated Certificate of Incorporation of the Company to become effective prior to consummation of the offering contemplated by the Registration Statement; (v) the By-Laws of the Company, as presently in effect, and the form of Amended and Restated By-laws of the Company to become effective prior to consummation of the offering contemplated by the Registration Statement; and (vi) certain resolutions of the stockholders of the Company and of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of a Pricing Committee of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also

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PRT Group Inc.
November 19, 1997
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assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     In rendering the opinions set forth in paragraphs 2 and 3 below, we have assumed that the certificates evidencing the Conversion Shares and the Company Shares will conform to the specimen certificate examined by us, will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and will be duly registered by such transfer agent and registrar.

     Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction, except the General Corporation Law of the State of Delaware.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     2. The Conversion Shares have been duly authorized for issuance and, when the Preferred Shares have been converted into the Conversion Shares in accordance with the Certificate of Incorporation of the Company, the Conversion Shares will be validly issued, fully paid and nonassessable.

     3. When (i) the Amended and Restated Certificate of Incorporation of the Company in the form examined by us has been filed with the Secretary of State of the State of Delaware and has become effective; (ii) the Registration Statement, as finally amended (including all necessary post-effective amendments and any Rule 462(b) Registration Statement), becomes effective;
(iii) the Draft Resolutions have been adopted by the Pricing Com-

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PRT Group Inc.
November 19, 1997
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mittee; (iv) the price at which the Company Shares are to be sold to the
Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Company Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (v) the Underwriting Agreement has been duly executed and delivered; and (vi) the Company Shares are delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Company Shares will have been duly authorized, and the Company Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. We further consent to the incorporation of this opinion by reference as an exhibit to any Rule 462(b) Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included or incorporated by reference in any such Rule 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                  Very truly yours,

                                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP